Exhibit 99.2

TheProvoGroup of Companies The ProvoGroup 97 30 South Western Avenue Suite 418 Evergreen Park, Illinois 60805 708.422.5454 FAX 708.422.9780 TPG CEO. Inc. Rescue Services TPG Financial, Inc. Owner Representation TPG Management, Inc. Asset Management TPG Systems, Inc. Managed Financial anti Accounting Systems TPG, Inc. Administrative Services TPG Sanibel Holiday, L.C. Virtual Resort Services TPG Capital, Inc. Investments February 14, 2014 Re: DiVall Insured Income Properties 2, L.P. (the “Partnership”) Dear Limited Partner: Each limited partner who has a qualified plan is subject to annual reporting requirements under the Employee Retirement Income Security Act of 1974 (ERISA). To assist you in filing this information for your investment in DiVall Insured Income Properties 2 Limited Partnership, we have estimated the Net Unit Value of each interest of the Partnership to approximate $340 at December 31, 2013. Because no formal market exists for the Partnership’s interest, actual sales prices of interests may vary. In addition, there is no assurance that these values will be obtained upon the future sale of the Partnership’s assets. If you have any questions or need additional assistance, please contact Investor Relations at 800-547-7686. Sincerely, The Provo GroupInc., General Partner Kansas City, Missouri Office 816.421.7444 Sanibel, Florida Office 941.472.6565 By: